EXHIBIT 10.1
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                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of the 14th day of March 2005, by and between Hollinger International Inc., a Delaware corporation (the "EMPLOYER"), and Gregory A. Stoklosa (the "EXECUTIVE").


                                    RECITALS


         A. The Employer desires to induce Executive to accept employment with the Employer and the Executive desires to accept such employment with the Employer.

         B. The Employer and the Executive acknowledge that the Executive will be a member of the senior management team of the Employer and, as such, will participate in implementing the Employer's business plan.

         NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

         1. EMPLOYMENT. The Employer shall employ the Executive initially as its Vice President-Finance and thereafter as Vice President and Chief Financial Officer, and the Executive hereby accepts such employment on the following terms and conditions.

         2. DUTIES. The Executive shall work for the Employer in a full-time capacity. The Executive shall, during the term of this Agreement, have the duties, responsibilities, powers, and authority customarily associated with the positions in which he is employed, as set forth in Paragraph 1 above. The Executive shall report to, and follow the direction of, the President and Chief Executive Officer of the Company. In addition to, or in lieu of, the foregoing, the Executive also shall perform such other duties as may be assigned to him from time to time by the President and Chief Executive Officer. The Executive shall diligently, competently, and faithfully perform all duties, and shall devote his entire business time, energy, attention, and skill to the performance of duties for the Employer and will use his best efforts to promote the interests of the Employer; provided the Executive shall be entitled to devote time to outside boards of directors, personal investments, and professional activities to the extent such activities do not unduly interfere with his duties hereunder.

         3. TERM OF EMPLOYMENT. This Agreement shall be entered into for a period commencing on the date hereof and ending on December 31, 2005 (the "INITIAL TERM"). The term of employment shall be renewed for successive periods of one (1) year (a "RENEWAL TERM") after the expiration of the Initial Term and any subsequent Renewal Term, unless the Board of Directors provides the Executive, or the Executive provides the Board of Directors, with written notice to the contrary at least sixty (60) days prior to the end of the Initial Term or any Renewal Term.

         4.       COMPENSATION.

                  A. SALARY. The Employer shall pay the Executive an annual salary of US$ 400,000 (the "BASE SALARY"), payable in substantially equal installments in accordance with the Employer's payroll policy from time to time in effect. The Executive's salary shall be subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by agreement with, or consent of, the Executive. The Base Salary is subject to increase at the discretion of the Board of Directors, or a Committee thereof acting under delegated authority, as appropriate.

                  B. PERFORMANCE BONUS. The Executive shall be eligible for an annual bonus targeted at seventy-five percent (75%) of the Executive's Base Salary (the "TARGET BONUS"), such bonus, if any, to be paid within ninety (90) days following the end of each calendar year during the term hereof, beginning with calendar year 2005. The bonus shall be based upon an annual calendar year bonus plan, to be established by the Board of Directors of Employer as soon as reasonably practicable after the date hereof. The actual bonus to be paid to Executive shall be determined by the Board of Directors, or by a Committee thereof with delegated authority, based upon such criteria as are established by the Board or such Committee and communicated to Executive. The actual bonus to be paid to Executive may exceed or be lower than the Target Bonus, based upon performance relative to the established criteria, although Executive's bonus with respect to the Initial Term shall be no less than the Target Bonus.

                  C. OTHER COMPENSATION. Executive shall be eligible to participate in any and all other incentive compensation programs established by Employer in which Employer's senior executives participate or with respect to which they are eligible. The Board of Directors, or a Committee thereof with delegated authority, shall determine the amount of any such awards in its sole discretion.

                  D. BENEFITS AND PERQUISITES. Executive shall be eligible to participate in all benefit plans and programs for which other senior executives of Employer are eligible, and shall be entitled to such perquisites as are available to other senior executives of Employer, and such additional perquisites as may be approved by the Board of Directors or the Compensation Committee thereof.

         5. EXPENSES. The Employer shall reimburse the Executive for expenses in accordance with the Employer's policies from time to time in effect.

         6. TERMINATION. The Executive's services shall terminate upon the first to occur of the following events:

                  A. At the end of the term of this Agreement, including any Renewal Terms.

                  B. Upon the Executive's date of death or the date the Executive is given written notice from the Employer that he has been determined to be disabled. For purposes of this Agreement, the Executive shall be deemed to be "disabled" if the Executive, as a result of illness or incapacity, shall be unable to perform substantially his required duties for a period of three (3) consecutive months or for any aggregate period of three (3) months in any six (6) month period.

                  C. On the date the Employer provides the Executive with written notice that he is being terminated for "cause." For purposes of this Agreement, "cause" means that Executive has: (i) been convicted of (or has pleaded guilty or no contest to) a felony, or (ii) engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to his employment duties; PROVIDED, no act or omission on Executive's part shall be considered "willful" if conducted in good faith and with a reasonable belief that his conduct was in the best interests of Employer. Notwithstanding the foregoing, the Employer may not terminate Executive's employment for cause under clause (ii) of this Paragraph 6C unless Executive is given at least thirty (30) days to cure any such conduct (if capable of cure), and only after Executive has received a certified copy of a resolution of the Board of Directors terminating his employment for cause and stating specifically the conduct that the Board of Directors believes satisfies the definition of cause.

                  D. On the date the Executive terminates his employment for any reason, provided that the Executive shall give the Employer thirty
         (30) days written notice prior to such date of his intention to terminate this Agreement.

                  E. On the date the Employer terminates the Executive's employment for any reason other than in the event of Executive's death or disability or for cause, provided that the Employer shall give the Executive sixty (60) days written notice prior to such date of its intention to terminate this Agreement.

                  F. On the date the Executive terminates his employment as a result of Employer's failure to cause Executive to become Chief Financial Officer of Employer on or before September 30, 2005.

         7.       COMPENSATION UPON TERMINATION.

                  A. If the Executive's services are terminated pursuant to Paragraph 6B, 6C or (except as provided in Paragraph 7C) 6D, or the Executive elects to terminate this Agreement at the end of its term pursuant to Paragraph 6A, the Executive shall be entitled to his salary and health and welfare benefits through his final date of active employment, plus any accrued but unused vacation pay. The Executive shall also be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or required under the terms of any death, insurance, or retirement plan, program, or agreement, or any other plan or arrangement, provided by the Employer and to which the Executive is a party or in which the Executive is a participant, including, but not limited to, any short-term or long-term disability plan or program, if applicable.

                  B. If the Executive's services are terminated by the Employer pursuant to Paragraph 6A or 6E or by Executive pursuant to Paragraph 6F prior to and not in connection with a Change in Control (as defined herein), Executive shall receive (i) continuation of his final Base Salary for a period ending one year from the date that the term of this Agreement would have expired absent the termination of Executive, (ii) continuation of health and welfare benefits for such period, (iii) an amount equal to Executive's Target Bonus on all amounts paid pursuant to clause (i) of this Paragraph 7B and all amounts paid to Executive as Base Salary during the then-current term of this Agreement, to be paid within ninety (90) days following the end of each calendar year during the period of Executive's salary continuation under clause (i) of this Paragraph 7B, and (iv) any bonus that was earned by Executive under Paragraph 4B but not paid as of the effective date of the termination of Executive's services, to be paid within ninety (90) days following the end of the calendar year preceding the year in which Executive's services are terminated. During the period of Executive's salary continuation under clause (i) of this

         Paragraph 7B, all unvested equity-based awards will continue to vest in accordance with their original schedules. Employer's obligations to pay the amounts and furnish the benefits as provided in this Paragraph 7B shall be conditioned upon receipt by Employer of Executive's written release of the Employer from all claims for additional severance payments and benefits and otherwise.

                  C. In the event of a Change in Control, and the subsequent termination, within thirty-six (36) months after the Change in Control, of Executive's employment by Employer without cause or by Executive for Good Reason, the Executive shall receive (i) a lump sum amount equal to
         (a) the amount of Base Salary that would have been paid to Executive to the end of the term of this Agreement, PLUS (b) Executive's Target Bonus on the amount paid to Executive as Base Salary from the beginning of the then-current term of this Agreement to the date of termination, and Executive's Target Bonus on the amount paid to Executive pursuant to Clause 7C(i)(a), PLUS (c) Executive's final Base Salary, multiplied by two (2), plus (d) the higher of Executive's Target Bonus calculated with respect to the amount paid pursuant to Clause 7C(i)(c) or the highest annual bonus actually received by Executive during the two most recent years, multiplied by two (2); and (ii) continuation of Executive's health and welfare benefits for a period ending two years from the date upon which the term of this Agreement would have expired absent the termination of Executive. In addition, upon a Change in Control, all unvested awards and grants previously made to Executive shall become immediately fully vested and payable (if applicable). For purposes of this Paragraph 7C, "Good Reason" for termination of Executive's employment by Executive shall exist if a Change of Control has occurred and, at any time during the thirty-six (36) months thereafter, any of the following has also occurred: Executive's title, authority or principal duties are reduced, diminished or eliminated; Executive's base salary is reduced; Executive's benefits are diminished; Executive's principal place of employment is relocated more than thirty-five (35) road miles from its then-current location; or Executive's annual bonus opportunity is reduced. For purposes of this Paragraph 7C, a "CHANGE IN CONTROL" shall be deemed to have occurred upon:

                  (1) the acquisition after the date of this Agreement by any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (excluding for this purpose, (i) the Employer or any subsidiary of the Employer or (ii) any employee benefit plan of the Employer or of any subsidiary of the Employer or any person or entity organized, appointed or established by the Employer for or pursuant to the terms of any such plan which acquires after the date of this Agreement beneficial ownership of voting securities of the Employer) of ownership of securities of the Employer whereby such person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Employer representing more than fifty percent (50%) of the combined voting power of the Employer's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Employer; or

                  (2) Richard R. Burt, Henry A. Kissinger, Shmuel Meitar, Gordon A. Paris, Graham W. Savage, Raymond G.H. Seitz, James
                  R. Thompson (collectively, "INCUMBENT DIRECTORS") and any new directors whose election by the Board of Directors or nomination by the Board of Directors for election by the Employer's stockholders was approved by a vote of a least two-thirds (2/3) of the directors then still in office who either are Incumbent Directors or whose election or nomination for election was previously so approved (such new directors being referred to as "SUCCESSOR INCUMBENT

                  DIRECTORS") ceasing for any reason to constitute at least a majority of the Board of Directors;

                  (3) the adoption, enactment or effectiveness of any action (including, without limitation, by resolution or by amendment to the Employer's charter or bylaws) that materially limits or diminishes the power or authority of the Employer's board of directors or any committee thereof, if such action has not been approved by a vote of a least two-thirds (2/3) of the directors then still in office who either are Incumbent Directors or Successor Incumbent Directors; or

                  (4) the consummation of, or the execution of a definitive agreement the consummation of which would result in, a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Employer (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Employer immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Employer, or all or substantially all of the Employer's assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Employer; or

                  (4) the consummation of a complete liquidation or dissolution of the Employer.

                  D.     If the Executive is subject to a tax pursuant to
         Section 4999 of the Internal Revenue Code of 1986, as amended (the "CODE"), or any successor provision that may be in effect, as a result of "parachute payments" (as that term is defined in Section 280G(b)(2)(A) and (d)(3) of the Code) made pursuant to this Agreement, the Employer shall pay to Executive, in advance, all sums necessary to pay any such tax, plus an amount necessary to gross-up such payments for income and employment taxes relating to such payments and such gross-up payments, plus any penalties and interest on such taxes (to the extent caused by the Employer).

         8. CONFIDENTIAL INFORMATION. Executive acknowledges that the Confidential Information (as defined herein) obtained by him concerning the business and affairs of the Employer and its affiliates and its and their predecessors during the course of his performance of services for, or employment with, any of the foregoing persons (whether or not compensated for such services) are the property of the Employer and its affiliates. Therefore, Executive agrees that he will not at any time (whether during or after his employment period) disclose to any unauthorized person or, directly or indirectly, use for his own account, any Confidential Information without the Board of Directors' consent. Executive agrees to deliver to the Employer at the termination of his employment, or at any other time the Employer may request in writing (whether during or after his employment period), all memoranda, notes, plans, records, reports and other documents, regardless of the format or media (and copies thereof), relating to the business of the Employer and its affiliates and its and their predecessors which he may then possess or have under his control and which contain Confidential Information. As used herein, "CONFIDENTIAL INFORMATION" means information or materials of a confidential or proprietary nature and includes, but is not limited to, (a) matters of a technical nature, such as trade secrets, methods, data and know-how, inventions, designs, machines, computer programs or printouts, and documentation and similar items or research projects, and (b) matters of a business nature, such as information about past, present, or future company performance, correspondence, notes, reports, files, financial information, sales figures and projections, budgets, marketing plans, price lists, strategies, and lists of actual or potential customers, partners, or investors. Notwithstanding the foregoing, Confidential Information shall not include information that is generally ascertainable from public or published information or trade sources.

         9. NOTICES. Any and all notices required in connection with this Agreement shall be deemed adequately given only if in writing and (a) personally delivered, or sent by first class, registered, or certified mail, postage prepaid, return receipt requested or by recognized overnight courier, (b) sent by facsimile, provided a hard copy is mailed on that date to the party for whom such notices are intended, or (c) sent by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; (c) with respect to notices sent by mail or overnight courier, the date as of which the Postal Service or overnight courier, as the case may be, shall have indicated such notice to be undeliverable at the address required by this Agreement; or (d) with respect to a facsimile, the date on which the facsimile is sent and receipt of which is confirmed. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed to his residence in the case of the Executive, or to its principal office in the case of the Employer.

         10. WAIVER OF BREACH. A waiver by the Employer of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver or estoppel of any subsequent breach by the Executive. No waiver shall be valid unless in writing and signed by an authorized officer of the Employer.

         11. ASSIGNMENT. The Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Employer under this Agreement shall inure to the benefit and shall be binding upon the successors and assigns of the Employer. Employer covenants and agrees that it will secure the assumption by or the agreement of any successor or assignee of this Agreement to the terms hereof.

         12. ENTIRE AGREEMENT. This Agreement sets forth the entire and final agreement and understanding of the parties and contains all of the agreements made between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof; provided, however, that this Agreement does not supersede any stock option or other equity grants provided to the Executive under the terms of any stock option or long-term incentive program or agreement. No change or modification of this Agreement shall be valid unless in writing and signed by the Employer and the Executive. If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify those restrictions in this Agreement that, once modified, will result in an agreement that is enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

         13. HEADINGS. The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

         14. EXECUTION OF AGREEMENT. This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

         15. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflict of law provisions.

         16. LITIGATION EXPENSES. In the event Executive brings an action seeking to enforce his rights under this Agreement, the Employer will pay, on a regular and current basis, all of Executive's legal fees and expenses incurred in connection with such action. Executive will be obligated to return all amounts so advanced only in the event of a final judgment or arbitration determination denying in full Executive's requested relief.

         17. INDEMNIFICATION. During and after the term hereof, Executive shall be entitled to indemnification by Employer from and against any loss, cost or expense incurred by Executive in connection with any threatened, pending or completed action, suit or proceeding, by reason of the fact that Executive is or was an officer of Employer to the fullest extent permitted under applicable law. Executive shall be entitled to advancement of expenses to the fullest extent permitted under applicable law.




                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have set their signatures on the date first written above.



HOLLINGER INTERNATIONAL INC.
a Delaware corporation



By:   /s/ Gordon A. Paris                       /s/  Gregory A. Stoklos
      ------------------------------            -------------------------------
Its:  President and CEO                         Gregory A. Stoklosa